NEWS RELEASE
FORWARD AIR CORPORATION REPORTS
SECOND QUARTER 2017 RESULTS AND
QUARTERLY CASH DIVIDEND

GREENEVILLE, Tenn.- (BUSINESS WIRE) - July 26, 2017 - Forward Air Corporation (NASDAQ:FWRD) today reported operating revenue, income from operations, net income and diluted earnings per share for the three and six months ended June 30, 2017.

Operating revenue for the quarter ended June 30, 2017 increased 12.1% to $267.5 million from $238.6 million for the same quarter in 2016. Income from operations was $29.8 million, compared to loss from operations of $14.3 million in the prior year quarter, which includes a one-time non-cash charge of $42.4 million primarily resulting from intangible asset impairments related to the Company’s TQI acquisition. Net income during the period was $19.6 million compared to a net loss of $10.1 million in the second quarter of 2016. Net income per diluted share for the second quarter of 2017 was $0.64 compared to a net loss per share of $0.33 in the prior year quarter. Net of tax effects, the TQI impairment charge accounted for $27.4 million, or $0.90 per share of the second quarter of 2016 net loss. Adjusted to exclude the TQI impairment, prior year quarter adjusted earnings per share was $0.57.

Bruce A. Campbell, Chairman, President, and CEO, commenting on the second quarter results said, "During the second quarter, we executed on our growth strategies and increased revenue in every business unit. Our Expedited LTL and Truckload Premium Services groups drove strong volume growth but faced a challenging driver recruitment environment as the truckload market tightened towards the end of the quarter. Our Intermodal group closed the Atlantic acquisition and is on track with its integration. Pool Distribution had another great quarter driven by new business wins and solid cost controls."

Commenting on the Company’s second quarter results, Michael J. Morris, Senior Vice President and CFO, said, "Our second quarter results reflect the impact of certain indemnification claims related to the Towne purchase, as well as the impact of Atlantic. Our second quarter outlook did not consider these items since they were not yet finalized. The impacts of the Towne indemnification and Atlantic contributed $0.05 to our diluted earnings per share. When excluding this activity, we would have been at the high end of our $0.55-$0.59 guidance range, driven by good performance from our Pool Distribution group.” Regarding the Company’s third quarter 2017 guidance, Mr. Morris said, “We expect third quarter year-on-year revenue growth to be up 9% to 13%. We expect net income per diluted share to be between $0.56 and $0.60, compared to $0.39 in the prior year quarter.” The third quarter of 2016 includes tax ramifications related to the impairment of TQI's intangible assets. When excluded, adjusted net income per diluted share was $0.51 for the third quarter of 2016.

A tabular reconciliation of non-GAAP financial measures to reported results prepared in accordance with accounting principles generally accepted in the United States (“GAAP”) is contained in the financial summary statements attached to this press release.

On July 25, 2017, our Board of Directors declared a quarterly cash dividend of $0.15 per share of common stock. The dividend is payable to shareholders of record at the close of business on August 25, 2017, and is expected to be paid on September 8, 2017.

This quarterly dividend is pursuant to a cash dividend policy approved by the Board of Directors, which anticipates a total annual dividend of $0.60 per share of common stock, payable in quarterly increments of $0.15 per share of common stock. The actual declaration of future cash dividends, and the establishment of record and payment dates, is subject to final determination by the Board of Directors each quarter after its review of the Company's financial performance.

Review of Financial Results

Forward Air will hold a conference call to discuss second quarter 2017 results on Thursday, July 27, 2017 at 9:00 a.m. EDT. The Company’s conference call will be available online at https://www.forwardaircorp.com or by dialing (800) 288-8975. A replay of the conference call will be available at https://www.forwardaircorp.com beginning shortly after the completion of the live call.

About Forward Air Corporation

Forward Air keeps your business moving forward by providing services within four business segments: Expedited LTL (provides expedited regional, inter-regional and national LTL services, including local pick-up and delivery, shipment consolidation/deconsolidation, warehousing, and customs brokerage by utilizing a comprehensive national network of terminals); Truckload Premium Services (provides expedited truckload brokerage, dedicated fleet services, as well as high-security and temperature-controlled logistics services); Intermodal (provides first-and last-mile high-value drayage services both to and from seaports and railheads, dedicated contract and Container Freight Station warehouse and handling services); and Pool Distribution (provides high-frequency handling and distribution of time sensitive product to numerous destinations within a specific geographic region). For more information, visit our website at https://www.forwardaircorp.com.

Forward Air Corporation
Consolidated Statements of Comprehensive Income
(In thousands, except per share data)
(Unaudited)

	Three months ended		Six months ended
	June 30, 2017	June 30, 2016	June 30, 2017	June 30, 2016
Operating revenue:
Expedited LTL	$152,270	$144,693	$292,868	$279,072
Truckload Premium Services	45,186	39,440	86,971	78,060
Pool Distribution	36,835	31,525	74,658	64,716
Intermodal	35,270	24,189	63,561	48,813
Eliminations and other operations	(2,043)	(1,210)	(3,559)	(2,476)
Operating revenue	267,518	238,637	514,499	468,185

Operating expenses:
Purchased transportation	115,609	99,267	218,692	195,743
Salaries, wages and employee benefits	64,402	57,018	126,399	115,695
Operating leases	14,796	14,601	30,397	28,469
Depreciation and amortization	10,219	9,341	20,252	19,009
Insurance and claims	7,730	6,648	13,536	12,044
Fuel expense	3,671	2,999	7,351	5,960
Other operating expenses	21,282	20,669	44,875	41,766
Impairment of goodwill, intangibles and other assets	—	42,442	—	42,442
Total operating expenses	237,709	252,985	461,502	461,128
Operating (loss) income:
Expedited LTL	22,992	24,921	41,392	42,011
Truckload Premium Services	1,859	(40,282)	3,563	(38,717)
Pool Distribution	1,625	(371)	2,991	(257)
Intermodal	3,073	2,757	5,652	5,130
Other operations	260	(1,373)	(601)	(1,110)
Income (loss) from operations	29,809	(14,348)	52,997	7,057

Other income (expense):
Interest expense	(236)	(461)	(518)	(1,015)
Other, net	18	(117)	(8)	(145)
Total other income (expense)	(218)	(578)	(526)	(1,160)
Income (loss) before income taxes	29,591	(14,926)	52,471	5,897
Income tax expense (benefit)	10,041	(4,860)	18,678	2,864
Net income (loss) and comprehensive income (loss)	$19,550	$(10,066)	$33,793	$3,033

Net income (loss) per share:
Basic	$0.65	$(0.33)	$1.12	$0.10
Diluted	$0.64	$(0.33)	$1.11	$0.10

Dividends per share:	$0.15	$0.12	$0.30	$0.24

Expedited LTL Segment Information
(In millions)
(Unaudited)

	Three months ended
	June 30,	Percent of	June 30,	Percent of		Percent
	2017	Revenue	2016	Revenue	Change	Change
Operating revenue	$152.3	100.0%	$144.7	100.0%	$7.6	5.3%

Operating expenses:
Purchased transportation	61.1	40.1	55.8	38.6	5.3	9.5
Salaries, wages and employee benefits	36.9	24.2	33.9	23.4	3.0	8.8
Operating leases	9.0	5.9	8.5	5.9	0.5	5.9
Depreciation and amortization	5.5	3.6	5.3	3.7	0.2	3.8
Insurance and claims	4.2	2.8	3.4	2.3	0.8	23.5
Fuel expense	0.9	0.6	0.8	0.5	0.1	12.5
Other operating expenses	11.7	7.7	12.1	8.4	(0.4)	(3.3)
Total operating expenses	129.3	84.9	119.8	82.8	9.5	7.9
Income from operations	$23.0	15.1%	$24.9	17.2%	$(1.9)	(7.6)%

Expedited LTL Operating Statistics

	Three months ended
	June 30,	June 30,	Percent
	2017	2016	Change

Operating ratio	84.9%	82.8%	2.5%

Business days	64.0	64.0	—
Business weeks	12.8	12.8	—

Expedited LTL:
Tonnage
Total pounds ¹	625,765	606,033	3.3
Average weekly pounds ¹	48,888	47,346	3.3

Linehaul shipments
Total linehaul	1,010,114	964,756	4.7
Average weekly	78,915	75,372	4.7

Forward Air Complete shipments	243,969	206,406	18.2
As a percentage of linehaul shipments	24.2%	21.4%	13.1

Average linehaul shipment size	620	628	(1.3)

Revenue per pound [2]
Linehaul yield	$17.05	$17.58	(2.4)
Fuel surcharge	1.17	0.94	1.0
Forward Air Complete	3.77	3.31	2.1
Total Expedited LTL yield	$21.99	$21.83	0.7%

¹ - In thousands
[2] - In dollars per hundred pound; percentage change is expressed as a percent of total yield.

Truckload Premium Services Segment Information
(In millions)
(Unaudited)

	Three months ended
	June 30,	Percent of	June 30,	Percent of		Percent
	2017	Revenue	2016	Revenue	Change	Change
Operating revenue	$45.2	100.0%	$39.4	100.0%	$5.8	14.7%

Operating expenses:
Purchased transportation	32.7	72.3	27.4	69.6	5.3	19.3
Salaries, wages and employee benefits	5.0	11.1	4.5	11.4	0.5	11.1
Operating leases	0.1	0.2	0.1	0.3	—	—
Depreciation and amortization	1.6	3.5	1.7	4.3	(0.1)	(5.9)
Insurance and claims	1.3	2.9	1.0	2.5	0.3	30.0
Fuel expense	0.7	1.6	0.6	1.5	0.1	16.7
Other operating expenses	2.0	4.4	2.0	5.1	—	—
Impairment of goodwill, intangibles and other assets	—	—	42.4	107.6	(42.4)	100.0
Total operating expenses	43.4	96.0	79.7	202.3	(36.3)	(45.5)
Income (loss) from operations	$1.8	4.0%	$(40.3)	(102.3)%	$42.1	NM

Truckload Premium Services Operating Statistics

	Three months ended
	June 30,	June 30,	Percent
	2017	2016	Change

Company driver [1]	1,809	1,544	17.2%
Owner operator [1]	12,521	12,563	(0.3)
Third party [1]	10,115	7,491	35.0
Total Miles	24,445	21,598	13.2

Revenue per mile	$1.79	$1.77	1.1

Cost per mile	$1.40	$1.34	4.5%

¹ - In thousands

Pool Distribution Segment Information
(In millions)
(Unaudited)

	Three months ended
	June 30,	Percent of	June 30,	Percent of		Percent
	2017	Revenue	2016	Revenue	Change	Change
Operating revenue	$36.8	100.0%	$31.5	100.0%	$5.3	16.8%

Operating expenses:
Purchased transportation	9.6	26.1	8.6	27.3	1.0	11.6
Salaries, wages and employee benefits	14.0	38.0	11.9	37.8	2.1	17.6
Operating leases	3.1	8.4	3.0	9.5	0.1	3.3
Depreciation and amortization	1.6	4.4	1.5	4.8	0.1	6.7
Insurance and claims	1.1	3.0	1.0	3.2	0.1	10.0
Fuel expense	1.2	3.3	1.1	3.5	0.1	9.1
Other operating expenses	4.6	12.5	4.8	15.2	(0.2)	(4.2)
Total operating expenses	35.2	95.7	31.9	101.3	3.3	10.3
Income from operations	$1.6	4.3%	$(0.4)	(1.3)%	$2.0	NM

Intermodal Segment Information
(In millions)
(Unaudited)

	Three months ended
	June 30,	Percent of	June 30,	Percent of		Percent
	2017	Revenue	2016	Revenue	Change	Change
Operating revenue	$35.3	100.0%	$24.2	100.0%	$11.1	45.9%

Operating expenses:
Purchased transportation	14.0	39.7	8.4	34.7	5.6	66.7
Salaries, wages and employee benefits	8.0	22.7	6.0	24.8	2.0	33.3
Operating leases	3.1	8.8	2.9	12.0	0.2	6.9
Depreciation and amortization	1.5	4.2	0.9	3.7	0.6	66.7
Insurance and claims	1.3	3.7	0.5	2.0	0.8	160.0
Fuel expense	0.9	2.5	0.6	2.5	0.3	50.0
Other operating expenses	3.4	9.6	2.1	8.7	1.3	61.9
Total operating expenses	32.2	91.2	21.4	88.4	10.8	50.5
Income from operations	$3.1	8.8%	$2.8	11.6%	$0.3	10.7%

Forward Air Corporation
Consolidated Balance Sheets
(In thousands)
(Unaudited)
	June 30, 2017	December 31, 2016 (a)
Assets
Current assets:
Cash and cash equivalents	$10,090	$8,511
Accounts receivable, net	123,535	116,602
Other current assets	14,526	11,157
Total current assets	148,151	136,270

Property and equipment	375,069	379,021
Less accumulated depreciation and amortization	185,510	178,816
Net property and equipment	189,559	200,205
Goodwill and other acquired intangibles:
Goodwill	191,535	184,675
Other acquired intangibles, net of accumulated amortization	116,231	106,650
Total net goodwill and other acquired intangibles	307,766	291,325
Other assets	14,211	13,491
Total assets	$659,687	$641,291

Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$17,642	$18,012
Accrued expenses	34,921	31,833
Income taxes payable	1,629	70
Current portion of debt and capital lease obligations	462	28,012
Total current liabilities	54,654	77,927

Debt and capital lease obligations, less current portion	20,983	725
Other long-term liabilities	22,148	21,699
Deferred income taxes	42,665	41,871

Shareholders’ equity:
Common stock	301	301
Additional paid-in capital	188,663	179,512
Retained earnings	330,273	319,256
Total shareholders’ equity	519,237	499,069
Total liabilities and shareholders’ equity	$659,687	$641,291

(a) Taken from audited financial statements, which are not presented in their entirety.

Forward Air Corporation
Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Three months ended
	June 30, 2017	June 30, 2016
Operating activities:
Net income	$19,550	$(10,066)
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation and amortization	10,219	9,341
Impairment of goodwill, intangible and other assets	—	42,442
Share-based compensation	2,064	2,159
Loss (gain) on disposal of property and equipment	19	(3)
Provision for loss on receivables	235	184
Provision for revenue adjustments	750	406
Deferred income tax expense	879	(4,150)
Excess tax benefit for stock options exercised	—	(49)
Changes in operating assets and liabilities
Accounts receivable	(8,047)	(5,529)
Prepaid expenses and other current assets	(6,131)	(6,118)
Accounts payable and accrued expenses	(4,617)	(4,851)
Net cash provided by operating activities	14,921	23,766

Investing activities:
Proceeds from disposal of property and equipment	549	945
Purchases of property and equipment	(2,010)	(13,352)
Acquisition of business, net of cash acquired	(22,500)	—
Other	383	(623)
Net cash used in investing activities	(23,578)	(13,030)

Financing activities:
Payments of debt and capital lease obligations	(14,576)	(13,914)
Proceeds from senior credit facility	22,000	—
Proceeds from exercise of stock options	3,368	213
Payments of cash dividends	(4,543)	(3,656)
Repurchase of common stock (repurchase program)	(1,999)	(9,996)
Common stock issued under employee stock purchase plan	226	215
Excess tax benefit for stock options exercised	—	49
Cash settlement of share-based awards for tax withholdings	(64)	(5)
Net cash provided by (used in) financing activities	4,412	(27,094)
Net decrease in cash	(4,245)	(16,358)
Cash at beginning of period	14,335	38,037
Cash at end of period	$10,090	$21,679

Forward Air Corporation
Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Six months ended
	June 30, 2017	June 30, 2016
Operating activities:
Net income	$33,793	$3,033
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation and amortization	20,252	19,009
Impairment of goodwill, intangible and other assets	—	42,442
Share-based compensation	4,026	4,111
Loss on disposal of property and equipment	507	90
Provision for loss (recovery) on receivables	257	(12)
Provision for revenue adjustments	1,468	1,205
Deferred income tax	794	881
Excess tax benefit for stock options exercised	—	(87)
Changes in operating assets and liabilities
Accounts receivable	(8,658)	(1,284)
Other current assets	(3,978)	(3,536)
Accounts payable and accrued expenses	3,520	(4,646)
Net cash provided by operating activities	51,981	61,206

Investing activities:
Proceeds from disposal of property and equipment	1,339	1,100
Purchases of property and equipment	(4,662)	(16,040)
Acquisition of business, net of cash acquired	(22,500)	(1,700)
Other	512	(601)
Net cash used in investing activities	(25,311)	(17,241)

Financing activities:
Payments of debt and capital lease obligations	(42,433)	(27,883)
Proceeds from senior credit facility	35,000	—
Proceeds from exercise of stock options	4,892	1,094
Payments of cash dividends	(9,082)	(7,334)
Repurchase of common stock (repurchase program)	(11,995)	(19,991)
Common stock issued under employee stock purchase plan	226	215
Excess tax benefit for stock options exercised	—	87
Cash settlement of share-based awards for tax withholdings	(1,699)	(1,786)
Net cash used in financing activities	(25,091)	(55,598)
Net increase (decrease) in cash	1,579	(11,633)
Cash at beginning of period	8,511	33,312
Cash at end of period	$10,090	$21,679

Forward Air Corporation Reconciliation of U.S. GAAP and Non-GAAP Financial Measures

The Company reports its financial results in accordance with GAAP (also referred to herein as “reported”). However, the Company also uses “non-GAAP financial measures” that are derived on the basis of methodologies other than in accordance with GAAP. Specifically, the Company believes that meaningful analysis of its financial performance in 2017 and 2016 requires an understanding of the factors underlying that performance, including an understanding of items that are non-operational. Management uses these non-GAAP financial measures in making financial, operating, compensation and planning decisions and in evaluating the Company’s performance.

This press release contains the following non-GAAP financial measures: adjusted income from operations, adjusted net income, adjusted earnings per diluted share, adjusted effective income tax rate and guidance with respect to adjusted net income per diluted share. These measures exclude intangible asset impairments costs and intangible asset impairment tax ramifications related to TQI for the three months ended June 30, 2016 and September 30, 2016 . The Company believes that excluding these items will assist investors in understanding our core operating performance and allow for more accurate comparisons of results.

Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, the Company’s reported results prepared in accordance with GAAP. Our non-GAAP financial information does not represent a comprehensive basis of accounting. As required by the Securities and Exchange Act of 1933 and the rules and regulations promulgated thereunder, the tables below present, for the periods indicated, a reconciliation of our presented non-GAAP financial measures to the most directly comparable GAAP financial measures.

Forward Air Corporation
Reconciliation to U.S. GAAP
(In millions, except per share data)
(Unaudited)

	Three months ended June 30, 2016
	Operating Income	Other, Net	Income before taxes	Income taxes	Effective tax rate	Net Income	Diluted earnings per share
Reported (GAAP)	$(14.3)	$(0.6)	$(14.9)	$(4.8)	32.2%	$(10.1)	$(0.33)
Items impacting comparability:
TQI impairment charge	42.4	—	42.4	15.0	4.9%	27.4	0.90
After considering items (Non-GAAP)	$28.1	$(0.6)	$27.5	$10.2	37.1%	$17.3	$0.57

Forward Air Corporation
Reconciliation to U.S. GAAP
(In millions, except per share data)
(Unaudited)

	Three months ended September 30, 2016
	Operating Income	Other, Net	Income before taxes	Income taxes	Effective tax rate	Net Income	Diluted earnings per share
Reported (GAAP)	$24.7	$(0.2)	$24.5	$12.6	51.3%	$11.9	$0.39
Items impacting comparability:
Impact of TQI impairment on income taxes	—	—	—	(3.6)	14.3%	3.6	0.12
After considering items (Non-GAAP)	$24.7	$(0.2)	$24.5	$9.0	37.0%	$15.5	$0.51

The following table summarizes supplemental guidance information that management believes to be useful.

Forward Air Corporation
Additional Guidance Data
(In thousands)
(Unaudited)

Three months ended
Actual	June 30, 2017
Fully diluted share count	30,114

Projected	Full year 2017
Projected tax rate	36.4%

Projected year end fully diluted share count (before consideration of future share repurchases)	30,300

Projected capital expenditures, net	$49,500

Note Regarding Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as: “anticipate,” “intend,” “plan,” “goal,” “seek,” “believe,” “project,” “estimate,” “expect,” “strategy,” “future,” “likely,” “may,” “should,” “will” and similar references to future periods. Examples of forward-looking statements include, among others, statements we make regarding expected operating results, such as revenue growth and earnings, and guidance relating to income per diluted share, adjusted income per diluted share and adjusted effective tax rate for the second quarter.

Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the following: our inability to maintain our historical growth rate because of a decreased volume of freight moving through our network or decreased average revenue per pound of freight moving through our network, tax matters, the availability and compensation of qualified independent owner-operators and freight handlers needed to serve our transportation needs, our inability to successfully integrate acquisitions and the risks described in our Annual Report on Form 10-K for the year ended December 31, 2016.

Any forward-looking statement made by us in this press release is based only on information currently available to us and speaks only as of the date on which it is made. We undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

SOURCE: Forward Air Corporation

Forward Air Corporation
Michael J. Morris, 404-362-8933
mmorris@forwardair.com